WESTWOOD ONE, INC.
                              LIST OF SUBSIDIARIES



          WESTWOOD ONE RADIO, INC.

          WESTWOOD ONE RADIO NETWORKS, INC.

          MUTUAL BROADCASTING SYSTEM, INC.

          WESTWOOD NATIONAL RADIO CORPORATION, INC.

          NATIONAL RADIO NETWORK, INC.

          THE SOURCE, INC.

          TALKNET, INC.

          WESTWOOD ONE STATIONS GROUP, INC.

          WESTWOOD ONE STATIONS - L.A., INC.

          KM RECORDS, INC.

          WESTWOOD ONE SATELLITE SYSTEMS, INC.

          WESTWOOD ONE STATIONS - NYC, INC.

          WESTWOOD ONE BROADCASTING SERVICES, INC.

          METRO NETWORKS, INC.

          METRO NETWORKS COMMUNICATIONS, INC.

          METRO NETWORKS SERVICES, INC.

          WASHINGTON NEWS NETWORK, INC.

          METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP













                                   EXHIBIT 22